UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2009

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01   Entry into a Material Definitive Agreement.

On November 17, 2009, Omega Healthcare Investors, Inc. (“Omega”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CapitalSource Inc. (“CapitalSource”) and certain of its subsidiaries (collectively with CapitalSource, the “Sellers”), pursuant to which Omega has agreed, subject to the terms and conditions of the Purchase Agreement, to purchase certain CapitalSource subsidiaries owning 80 long-term care facilities and an option to purchase certain other CapitalSource subsidiaries owning an additional 63 long-term care facilities.

Purchase Agreement and Option Agreement

The Purchase Agreement provides for the purchase and sale of the CapitalSource subsidiaries to be completed in three closings.

First Closing.  Subject to the terms and conditions of the Purchase Agreement, at an initial closing (the “Core Portfolio Closing”), Omega will purchase (i) certain CapitalSource subsidiaries owning 40 facilities unencumbered by third-party financing (the “Core Portfolio”) and (ii) the option to purchase certain CapitalSource subsidiaries owning 63 additional facilities encumbered by existing senior or mezzanine debt (the “Option”), for an aggregate purchase price of approximately $294.4 million consisting of:

●	$161.4 million in cash,

●
$59.4 million of assumed debt at a current annual interest rate of 6.80% (one-month LIBOR plus 2.30%, subject to a 4.50% LIBOR floor) maturing on December 31, 2011, which may be extended by Omega to December 31, 2012,

●
$50.8 million of common stock of Omega (“Common Stock”) at a per share price (the “Adjusted Per Share Price”) based on the average volume weighted average price for the Common Stock for the five trading days ending on the trading day prior to the applicable closing, but not 10% more nor 10% less than $16.93 per share, and

●
a $22.8 million promissory note issued by Omega bearing interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, and maturing on the earlier of April 1, 2010, the date of the HUD Portfolio Closing described below, or the first business day after Omega shall have raised in a public or private debt or equity securities offering of not less $50 million.  If the New HUD Debt (see “Second Closing” below) is not closed by CapitalSource on or before March 31, 2010, Omega may elect to repay the promissory note with its Common Stock at the Adjusted Per Share Price.

Of the $294.4 million purchase price payable at the Core Portfolio Closing, $25 million will be allocated to the purchase of the Option.  The Core Portfolio Closing is scheduled to occur on December 31, 2009, subject to the terms and conditions of the Purchase Agreement.

The 40 facilities constituting the Core Portfolio represent 5,264 available beds located in 12 states and are part of 15 in-place triple net leases among 12 operators.

Second Closing.  Subject to the terms and conditions of the Purchase Agreement, at a second closing (the “HUD Portfolio Closing”), Omega will purchase certain CapitalSource subsidiaries owning 40 facilities (the “HUD Portfolio”) that are, or are expected to be by the HUD Portfolio Closing, encumbered by long-term mortgage financing guaranteed by the U.S. Department of Housing and Urban Development (“HUD”).  CapitalSource is currently seeking $129.6 million of HUD financing (the “New HUD Debt”) on certain of the facilities comprising the HUD Portfolio.  If the New HUD Debt is obtained by CapitalSource or its subsidiaries on or prior to March 31, 2010, then the aggregate purchase price to be paid by Omega for the HUD Portfolio will be approximately $270.4 million, consisting of:

●	$65.1 million in cash, and

●
$205.3 million of assumed debt, which includes $20.0 million of 9.0% subordinated debt maturing in December 2021, $55.7 million of  HUD debt at a weighted average annual interest rate of 6.41% maturing between January 2036 and May 2040, and the assumption of the New HUD Debt.

If the New HUD Debt is not obtained by CapitalSource or its subsidiaries on or prior to March 31, 2010, then the aggregate purchase price for the HUD Portfolio will be reduced by $10 million to approximately $260.4 million, consisting of:

●	$88.6 million in cash,

●	$65.1 million of Common Stock at the Adjusted Per Share Price,

●
$75.7 million of assumed debt, which includes $20.0 million of 9.0% subordinated debt maturing in December 2021 and $55.7 million of HUD debt at a weighted average annual interest rate of 6.41% maturing between January 2036 and May 2040, and

●
$31.0 million in the form of either, at the election of CapitalSource (i) a promissory note or other evidence of indebtedness, (ii) additional Common Stock at the Adjusted Per Share Price, or (iii) a combination thereof.  The promissory note would bear interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, and would mature on December 31, 2011 (subject to Omega’s option to extend the maturity to December 31, 2012).

The HUD Portfolio Closing is scheduled to occur no earlier than April 1, 2010, subject to the terms and conditions of the Purchase Agreement.

The 40 facilities constituting the HUD Portfolio represent 4,882 available beds located in 2 states and are part of 13 in-place triple net leases among 2 operators.

Third Closing (Option Exercise).  At the Core Portfolio Closing, Omega and a subsidiary of CapitalSource will enter into an Option Agreement granting Omega the Option to acquire entities owning 63 additional long-term care facilities (the “Casablanca Portfolio”).  The Option is exercisable by Omega at any time from the Core Portfolio Closing through December 31, 2011.  In the event that Omega exercises the Option pursuant to the terms of the Option Agreement and the Purchase Agreement, Omega would purchase the Casablanca Portfolio for an aggregate exercise price of approximately $295.2 million consisting of:

●	$30.5 million in cash, and

●	$264.7 million of debt to be either paid off at such closing or assumed by Omega, subject to consent of the lenders.

Pursuant to the terms of the Option Agreement, Omega will be entitled to a refund of the $25 million purchase price for the Option upon the occurrence of certain events, including but not limited to:

●	the acceleration of CapitalSource’s senior or mezzanine loans encumbering the Casablanca Portfolio, or the attempt by the lenders to exercise rights against the collateral for such loans;

●	the exercise of remedies by a holder of a CapitalSource guaranty of the senior or mezzanine loans;

●	a breach of CapitalSource’s representations and warranties made in the transaction documents relating to the Casablanca Portfolio that has a material adverse effect on such portfolio;

●	a material breach of certain of CapitalSource’s covenants made in the Option Agreement that remains uncured after notice, or

●	upon the exercise of the Option, Omega’s good faith and reasonable determination that the Sellers cannot satisfy their closing obligations on or before December 31, 2011.

The 63 facilities constituting the Casablanca Portfolio represent 6,529 available beds located in 19 states and are part of 30 in-place triple net leases among 18 operators.

General.  The purchase price payable at each of the three closings is subject to certain adjustments, including but not limited to:

●	a dollar-for-dollar increase or decrease of the consideration to the extent the assumed debt is less than or greater than set forth in the Purchase Agreement,

●	an upward or downward adjustment to prorate certain accrued and prepaid income and expenses of the acquired subsidiaries, and

●
after giving effect to all other adjustments, in the event the value of the stock consideration payable at any closing exceeds 25% of total consideration payable at any closing, the amount of such excess will be paid in the form of an unsecured promissory note of Omega, and the stock consideration will be reduced accordingly.  Such promissory note would bear interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, and would mature on December 31, 2011, subject to Omega’s option to extend the maturity to December 31, 2012.

The parties have made customary representations, warranties, covenants and indemnification provisions in the Purchase Agreement and Option Agreement, including but not limited to covenants regarding the conduct of the CapitalSource entities’ business prior to the first and second closings.  The consummation of the transactions contemplated by the Purchase Agreement and the Option Agreement is subject to customary closing conditions, and there can be no assurance that the transactions will be consummated.  In addition, the Purchase Agreement and the Option Agreement contain certain termination rights for both parties.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, at the Core Portfolio Closing, Omega will enter into a Registration Rights Agreement in the form of Exhibit 2.3 filed herewith (the “Registration Rights Agreement”), pursuant to which the Sellers will acquire certain registration rights with respect to the Common Stock issuable under the Purchase Agreement. Omega will be obligated to file a shelf registration statement under the Securities Act of 1933, as amended, registering the resale of the Common Stock promptly following each issuance of Common Stock to the Sellers.  In addition, the Sellers will have the opportunity to participate in underwritten public offerings of Common Stock by Omega.  In the event that marketing considerations limit the aggregate size of a proposed underwritten offering, Omega will have priority with respect to the first $50 million of net proceeds, and the Sellers will have the opportunity to register Common Stock representing 50% of the anticipated net proceeds of such offerings after the first $50 million. In connection with underwritten offerings in which the Sellers are invited to participate, the Sellers have agreed to enter into customary lock-up agreements limiting sales of Common Stock for up to 90 days following such offering.

The foregoing summaries of the material terms of the Purchase Agreement, Form of Option Agreement and Form of Registration Rights Agreement do not purport to be complete and are qualified by reference to the text of such documents, which are filed as Exhibits 2.1, 2.2 and 2.3 of this Report and are hereby incorporated by reference.

The Purchase Agreement, the Form of Option Agreement and the Form of Registration Rights Agreement have been filed herewith to provide investors with information regarding their terms.  The documents are not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Purchase Agreement, the Form of Option Agreement and the Form of Registration Rights Agreement contain representations and warranties of the parties made solely for the benefit of the other parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement and may exchange in connection with signing the Option Agreement and the Registration Rights Agreement. The disclosure schedules delivered in connection with the Purchase Agreement contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement, the Form of Option Agreement or the Form of Registration Rights Agreement as characterizations of the actual state of facts about, or condition of, the parties or any of their subsidiaries or affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

On November 17, 2009, Omega entered into the Purchase Agreement providing for the issuance of Common Stock upon the terms and conditions of the Purchase Agreement. See Item 1.01 above. The issuance of the Common Stock will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Securities Purchase Agreement dated November 17, 2009 between CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC, CSE SNF Holding LLC and Omega Healthcare Investors, Inc.

2.2	Form of Option Agreement between CapitalSource Inc., CSE SLB LLC and Omega Healthcare Investors, Inc.

2.3	Form of Registration Rights Agreement between Omega Healthcare Investors, Inc., CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC and CSE SNF Holding LLC

This Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed purchase of the CapitalSource subsidiaries, which is subject to numerous conditions, requirements, adjustments, options, assumptions, risks and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "intend," "believe," "expect," "estimate," "plan," "goal," "will," "continue," "should," and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future transactions) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed transactions may not be completed on the proposed terms and schedule or at all; changes in economic or market conditions; continued or worsening recession in the overall economy or disruptions in credit and other markets; movements in interest rates and lending spreads; continued or worsening credit losses, charge-offs, reserves and delinquencies; our ability to successfully and cost effectively operate our business; competitive and other market pressures on product pricing and services; success and timing of our business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting our business; and other factors described in the Company’s 2008 Annual Report on Form 10-K and documents subsequently filed by the Company with the Securities and Exchange Commission. All forward-looking statements included in this report are based on information available at the time of this report. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: November 23, 2009.	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
No.	Exhibit

2.1	Securities Purchase Agreement dated November 17, 2009 between CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC, CSE SNF Holding LLC and Omega Healthcare Investors, Inc.
2.2	Form of Option Agreement between CapitalSource Inc., CSE SLB LLC and Omega Healthcare Investors, Inc.
2.3	Form of Registration Rights Agreement between Omega Healthcare Investors, Inc., CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC and CSE SNF Holding LLC.